UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2013
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, New York (Address of principal executive offices)	11101 (Zip Code)
(718) 286-7900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2013, JetBlue Airways Corporation (“JetBlue”) and GE Engine Services, LLC (“GE”) entered into an engine services agreement for CF34 engines (the “Agreement”). GE is also the manufacturer of the CF34 engines, which are the engines for our EMBRAER 190 aircraft. The Agreement is a per-flight hour agreement providing maintenance for the CF34 engines over a 9.2 year term. This type of agreement transfers risk to third-party service providers and fixes the amount JetBlue pays per flight hour in exchange for maintenance and repairs under a predetermined maintenance program. Future payments are based on minimum flight hours and other factors, including a price adjustment matrix and changes in fleet size. Accordingly, payments could differ materially over the term of the Agreement based on actual flight hours and related factors. The Agreement contains customary supplemental work and part provisions, representations, warranties and guarantees, termination provisions and reconciliation provisions tied to fleet size.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)

Date: June 12, 2013	By:	/s/ DONALD DANIELS
Vice President, Controller and Chief Accounting Officer (principal accounting officer)